Exhibit 99.B(d)(30)

INVESTMENT SUB-ADVISORY AGREEMENT

SEI INSTITUTIONAL INTERNATIONAL TRUST

AGREEMENT made as of this 21st day of March, 2007 between SEI Investments Management Corporation (the “Adviser”) and Fidelity International Investment Advisors (the “Sub-Adviser”).

WHEREAS, SEI Institutional International Trust, a Massachusetts business trust (the “Trust”), is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated December 16, 1994, as amended, (the “Advisory Agreement”) with the Trust, pursuant to which the Adviser acts as investment adviser to the series of the Trust set forth on Schedule A attached hereto (the “Fund”), as such Schedule may be amended by mutual agreement of the parties hereto; and

WHEREAS, the Adviser, with the approval of the Trust, desires to retain the Sub-Adviser to provide investment advisory services to the Adviser in connection with the management of the Fund, and the Sub-Adviser is willing to render such investment advisory services.

NOW, THEREFORE, the parties hereto agree as follows:

1.                                       Appointment. The Adviser hereby appoints the Sub-Adviser to act as sub-adviser to the Fund for the periods and in the manner and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment for the compensation specified herein and agrees to furnish the services and to assume the obligations set forth in this Agreement. Each party hereby warrants that it has full power and authority to enter into this Agreement and to perform the services contemplated hereby without violation of applicable laws, rules and regulations, and agrees to notify the other party immediately in writing in the event that it is no longer lawfully able to continue to perform this Agreement.

2.                                       Duties of the Sub-Adviser. Subject to supervision by the Adviser and the Trust’s Board of Trustees, the Sub-Adviser shall manage all of the securities and other assets of the Fund entrusted to it hereunder (the “Assets”), including the purchase, retention and disposition of the Assets, in accordance with the Fund’s investment objectives, policies and restrictions as stated in the Fund’s prospectus and statement of additional information, as currently in effect and as amended or supplemented from time to time (referred to collectively as the “Prospectus”), and subject to the following:

(a)                                 The Sub-Adviser shall, subject to Paragraph 2(b), determine from time to time what Assets will be purchased, retained or sold by the Fund, and what portion of the Assets will be invested or held uninvested in cash.

(b)                                 In the performance of its duties and obligations under this Agreement, the Sub-Adviser shall act in conformity with the Trust’s Declaration of Trust (as defined herein) and the Prospectus and with the instructions and directions of the Adviser and of the Board of Trustees of the Trust and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986 (the “Code”), and all other applicable federal and state laws and regulations, as each is amended from time to time.

(c)                                  The Sub-Adviser shall determine the Assets to be purchased or sold by the Fund as provided in subparagraph (a) and will place orders with or through such persons, brokers or dealers to carry out the policy with respect to brokerage set forth in the Fund’s Prospectus or as the Board of Trustees or the Adviser may direct from time to time, in conformity with all federal securities laws. In executing Fund transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of the Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services provided (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934 (the “Exchange Act”)). Consistent with any guidelines established by the Board of Trustees of the Trust and Section 28(e) of the Exchange Act, the Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer — viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-Adviser to its discretionary clients, including the Fund. In addition, the Sub-Adviser is authorized to allocate purchase and sale orders for securities to brokers or dealers (including brokers and dealers that are affiliated with the Adviser, Sub-Adviser or the Trust’s principal underwriter) if the Sub-Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will the Fund’s Assets be purchased from or sold to the Adviser, Sub-Adviser, the Trust’s principal underwriter, or any affiliated person of either the Trust, Adviser, the Sub-Adviser or the principal underwriter, acting as principal in the transaction, except to the extent permitted by the Securities and Exchange Commission (“SEC”) and the 1940 Act.

(d)                                 The Sub-Adviser shall maintain all books and records with respect to transactions involving the Assets required by subparagraphs (b)(5), (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act. The Sub-Adviser shall keep the books and records relating to the Assets required to be maintained by the Sub-Adviser under this Agreement and shall timely furnish to the Adviser all information relating to the Sub-Adviser’s services under this Agreement needed by the Adviser to keep the other books and records of the Fund required by Rule 31a-1 under the 1940 Act. The Sub-Adviser agrees that all records that it maintains on behalf of the Fund are property of the Fund and the Sub-Adviser will surrender promptly to the Fund any of such records upon the Fund’s request; provided, however, that the Sub-Adviser may retain a copy of such records. In addition, for the duration of this Agreement, the Sub-Adviser shall preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement, and shall transfer said records to any successor sub-adviser upon the termination of this Agreement (or, if there is no successor sub-adviser, to the Adviser).

(e)                                  The Sub-Adviser shall provide the Fund’s custodian on each business day with information relating to all transactions concerning the Fund’s Assets and shall provide the Adviser with such information upon request of the Adviser. Nothing in this Agreement shall permit the Sub-Adviser to take or receive physical possession of the Assets.

(f)                                    The Sub-Adviser shall promptly notify the Adviser of any financial condition that is likely to impair the Sub-Adviser’s ability to fulfill its commitment under this Agreement. In addition, the Sub-Adviser will promptly notify the Adviser in the event that the Sub-Adviser becomes subject to a statutory disqualification that prevents the Sub-Adviser from serving as an investment adviser pursuant to this Agreement or becomes the subject of an administrative proceeding or enforcement action by the SEC or other regulatory authority

(g)                                (i)                                   Except under the circumstances set forth in subsection (ii), the Sub-Adviser shall not be responsible for reviewing proxy solicitation materials or voting and handling proxies in relation to the securities held as Assets in the Fund. If the Sub-Adviser receives a misdirected proxy, it shall promptly forward such misdirected proxy to the Adviser.

(ii)                               The Sub-Adviser hereby agrees that upon 90 days’ prior written notice from the Adviser and on such terms reasonably agreeable to the Sub-Adviser, the Sub-Adviser shall assume responsibility for reviewing proxy solicitation materials and voting proxies in relation to the securities held as Assets in the Fund. As of the time the Sub-Adviser shall assume such responsibilities with respect to proxies under this sub-section (ii), the Adviser shall instruct the custodian and other parties providing services to the Fund to promptly forward misdirected proxies to the Sub-Adviser.

(h)                                 In performance of its duties and obligations under this Agreement, the Sub-Adviser shall not consult with any other sub-adviser to the Fund or a sub-adviser to a portfolio that is under common control with the Fund concerning transactions involving the Assets, except for purposes of complying with Rule 12d3-1(a) and (b) under the 1940 Act. The Sub-Adviser shall not provide investment advice with respect to any assets of the Fund other than the Assets.

(i)                                    On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients of the Sub-Adviser, the Sub-Adviser may, to the extent permitted by applicable law and regulations, aggregate the order for securities to be sold or purchased. In such event, the Sub-Adviser will allocate securities so purchased or sold, as well as the expenses incurred in the transaction, in a manner the Sub-Adviser reasonably considers to be equitable and consistent with its fiduciary obligations to the Fund and to such other clients under the circumstances.

(j)                                    The Sub-Adviser shall provide to the Adviser or the Board of Trustees such periodic and special reports, financial information, and such other information with regard to its affairs as the Adviser or Board of Trustees may reasonably request in order to fulfill their supervisory responsibilities in accordance with applicable provisions of federal and state laws, including the 1940 Act. The Sub-Adviser shall also furnish to the Adviser any other information relating to the Assets that is required to be filed by the Adviser or the Trust with the SEC or sent to shareholders under the 1940 Act (including the rules adopted thereunder) or any exemptive or other relief that the Adviser or the Trust obtains from the SEC.

To the extent permitted by law, the services to be furnished by the Sub-Adviser under this Agreement may be furnished through the medium of any of the Sub-Adviser’s, officers, employees or affiliates; provided, however, that the use of such mediums does not relieve the Sub-Adviser from any obligation or duty under this Agreement.

3.                                       Duties of the Adviser. The Adviser shall continue to have responsibility for all services to be provided to the Fund pursuant to the Advisory Agreement and shall oversee and review the Sub-Adviser’s performance of its duties under this Agreement; provided, however, that in connection with its management of the Assets, nothing herein shall be construed to relieve the Sub-Adviser of responsibility for compliance with the Trust’s Declaration of Trust (as defined herein), the Prospectus, the instructions and directions of the Board of Trustees of the Trust, the requirements of the 1940 Act, the Code, and all other applicable federal and state laws and regulations, as each is amended from time to time.

4.                                       Services Not Exclusive. The services furnished by the Sub-Adviser hereunder are deemed not to be exclusive, and the Sub-Adviser shall be free to furnish similar services to others so long as it services under this Agreement are not impaired thereby. The Sub-Adviser and its affiliates may give advice and take action in the performance of their duties with respect to any of their clients which may differ from advice given, or the timing or nature of action taken, with respect to the Fund. Nothing in this Agreement shall be deemed to impose upon the Sub-Adviser any obligation to purchase or sell or to recommend for purchase or sale for the Fund any security or other property which the Sub-Adviser or its affiliates may purchase or sell for their own account or for the account of any other client so long as the Sub-Adviser has adopted policies and procedures reasonably designed to allocate investment opportunities among its clients on a fair and equitable basis over time and in a manner consistent with the investment objectives and related restrictions of each client’s account. Nothing in this Agreement shall limit or restrict the Sub-Adviser or its affiliates from trading for their own account so long as such trading does not adversely affect or otherwise impair the performance by the Sub-Adviser of its duties and obligations under this Agreement. To the extent consistent with its obligations under applicable law, including the 1940 Act and the Investment Advisers Act of 1940, as amended (the “Advisers Act”), the Sub-Adviser and its affiliates or other clients may have or trade in investments which are at the same time being traded for the Fund.

5.                                       Delivery of Documents. The Adviser has furnished the Sub-Adviser with copies of each of the following documents:

(a)                                  The Trust’s Agreement and Declaration of Trust, as filed with the Secretary of State of the Commonwealth of Massachusetts (such Agreement and Declaration of Trust, as in effect on the date of this Agreement and as amended from time to time, herein called the “Declaration of Trust”);

(b)                                 By-Laws of the Trust (such By-Laws, as in effect on the date of this Agreement and as amended from time to time, are herein called the “By-Laws”); and

(c)                                  Prospectus of the Fund.

6.                                       Compensation to the Sub-Adviser. For the services to be provided by the Sub-Adviser pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee at the rate specified in Schedule B which is attached hereto and made part of this Agreement. The fee will be calculated based on the average daily value of the Assets under the Sub-Adviser’s management and will be paid to the Sub-Adviser quarterly. For the avoidance of doubt, notwithstanding the fact that the Agreement has not been terminated, no fee will be accrued under this Agreement with respect to any day that the value of the Assets under the Sub-Adviser’s management equals zero. Except as may otherwise be prohibited by law or regulation (including any then current SEC staff interpretation), the Sub-Adviser may, in its discretion and from time to time, waive a portion of its fee.

7.                                       Standard of Care and Liability.

(a)                                  The Sub-Adviser shall exercise its best judgment in rendering the services provided by it under this Agreement; provided, however that the Sub-Adviser shall not be subject to any liability under this Agreement for any error of judgment or any loss arising out of any investment or other act or omission in the course of, connected with, or arising out of any service to be rendered under this Agreement, except by reason of willful misfeasance, fraud, bad faith or negligence in the performance or non-performance of the Sub-Adviser’s duties hereunder; by reason of reckless disregard by the Sub-Adviser of its duties hereunder; or any violation by the Sub-Adviser of any applicable federal or state law or regulation or any duty imposed under federal or state law. The U.S. securities laws impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any rights which the Adviser or the Fund may have under U.S. securities laws.

(b)                                 The Adviser acknowledges that the Sub-Adviser does not guarantee, or provide any warranty or undertaking with respect to, the performance, tracking error or profitability of the Fund or the Assets.

(c)                                  Except as may otherwise be provided under applicable law; including the 1940 Act and the Advisers Act, neither the Sub-Adviser nor its officers, employees, or agents shall be liable under this Agreement for the acts, omissions, errors of judgment and/or mistakes of law of the Fund’s custodian or any other person or entity that provides services to the Fund that is not a “control person” of the Sub-Adviser. For purposes of this Paragraph 7, the term “control person” means any natural person or entity that directly or indirectly controls, is controlled by, or is under common control with the Sub-Adviser.

(d)                                 The Adviser shall not be subject to any liability under this Agreement for any error of judgment or any loss arising out of any investment or other act or omission in the course of, connected with, or arising out of any service to be rendered under this Agreement, except by reason of willful misfeasance, fraud, bad faith or negligence in the performance or non-performance of the Adviser’s duties hereunder; by reason of reckless disregard by the Adviser of its duties hereunder; or any violation by the Adviser of any applicable federal or state law or regulation or any duty imposed under federal or state law. The U.S. securities laws impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any rights which the Sub-Adviser may have under U.S. securities laws.

8.                                       Indemnification.

                                                (a)                                  The Sub-Adviser shall indemnify and hold harmless the Adviser, its officers, employees, agents and each person who controls the Adviser from and against any and all claims, losses, liabilities or damages (including reasonable attorney’s fees and other related expenses) howsoever arising from or in connection with the performance of the Sub-Adviser’s obligations under this Agreement; provided, however, that the Sub-Adviser’s obligation under this Paragraph 8(a) shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Adviser, is caused by or is otherwise directly related to the Adviser’s own willful misfeasance, bad faith or negligence, or to the reckless disregard of its duties under this Agreement.

(b)                                 The Adviser shall indemnify and hold harmless the Sub-Adviser, its officers, employees, agents and each person who controls the Sub-Adviser from and against any and all claims, losses, liabilities or damages (including reasonable attorney’s fees and other related expenses) howsoever arising from or in connection with (i) the performance of the Adviser’s obligations under this Agreement, or (ii) any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated therein to make the statements made not misleading in (1) the Prospectus or other Fund filing with the SEC, (2) any advertisement or sales literature authorized by the Trust or the Adviser for use in the offer and sale of shares of the Fund, or (3) any application or other document filed in connection with the qualification of the Trust or shares of the Fund under the Blue Sky or securities laws of any jurisdiction; provided, however, that the Adviser’s obligation under this Paragraph 8(b) shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Sub-Adviser, is caused by or is otherwise directly related to the Sub-Adviser’s own willful misfeasance, bad faith or negligence, or to the reckless disregard of its duties under this Agreement; provided, further that the Adviser’s obligation to indemnify the Sub-Adviser under this Paragraph 8(b) shall not apply to such claims, losses, liabilities or damages howsoever arising from, in connection with or based upon (a) information in any Prospectus or Fund filing that is provided to the Adviser or the Trust (or their agent) by the Sub-Adviser, its officers, employees or agents or their “control persons” or approved by the Sub-Adviser, its officers, employees or agents or their “control persons” (such information is referred to collectively herein as “Sub-Adviser Information”), or (b) any failure by the Sub-Adviser, its officers, employees or agents or their “control persons” to provide to the Adviser or the Trust (or their agent) additional information that would be required to make the Sub-Adviser Information not misleading. For purposes of this Paragraph 8(b), the term “control person” has the meaning given to such term in Paragraph 7.

9.                                       Duration and Termination. This Agreement shall become effective upon approval by the Trust’s Board of Trustees and its execution by the parties hereto. Pursuant to the exemptive relief obtained in the SEC Order dated April 29, 1996, Investment Company Act Release No. 21921, approval of the Agreement by a majority of the outstanding voting securities of the Fund is not required, and the Sub-Adviser acknowledges that it and any other sub-adviser so selected and approved shall be without the protection (if any) accorded by shareholder approval of an investment adviser’s receipt of compensation under Section 36(b) of the 1940 Act.

This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as continuance is specifically approved at least annually in conformance with the 1940 Act; provided, however, that this Agreement may be terminated with respect to the Fund (a) by the Fund at any time, without the payment of any penalty, by the vote of a majority of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Fund, (b) by the Adviser at any time, without the payment of any penalty, on not more than 60 days’ nor less than 30 days’ written notice to the Sub-Adviser, or (c) by the Sub-Adviser at any time, without the payment of any penalty, on 90 days’ written notice to the Adviser. This Agreement shall terminate automatically and immediately in the event of its assignment, or in the event of a termination of the Advisory Agreement with the Trust. As used in this Paragraph 9, the terms “assignment” and “vote of a majority of the outstanding voting securities” shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the SEC under the 1940 Act.

10.                                Compliance Program of the Sub-Adviser. The Sub-Adviser hereby represents and warrants that:

(a)                                  in accordance with Rule 206(4)-7 under the Advisers Act, the Sub-Adviser has adopted and implemented and will maintain written policies and procedures reasonably designed to prevent violation by the Sub-Adviser and its supervised persons (as such term is defined in the Advisers Act) of the Advisers Act and the rules the SEC has adopted under the Advisers Act; and

(b)                                 to the extent that the Sub-Adviser’s activities or services could affect the Fund, the Sub-Adviser has adopted and implemented and will maintain written policies and procedures that are reasonably designed to prevent violation of the “federal securities laws” (as such term is defined in Rule 38a-1 under the 1940 Act) by the Fund and the Sub-Adviser (the policies and procedures referred to in this Paragraph 10(b), along with the policies and procedures referred to in Paragraph 10(a), are referred to herein as the Sub-Adviser’s “Compliance Program”).

11.                                Reporting of Compliance Matters.

(a)                                The Sub-Adviser shall promptly provide to the Trust’s Chief Compliance Officer (“CCO”) the following documents:

(i)                                    copies of all SEC examination correspondences, including correspondences regarding books and records examinations and “sweep” examinations, issued during the term of this Agreement, in which the SEC identified any concerns, issues or matters (such correspondences are commonly referred to as “deficiency letters”) relating to any aspect of the Sub-Adviser’s investment advisory business and the Sub-Adviser’s responses thereto;

(ii)                                 a report of any material violations of the Sub-Adviser’s Compliance Program or any “material compliance matters” (as such term is defined in Rule 38a-1 under the 1940 Act) that have occurred with respect to the Sub-Adviser’s Compliance Program;

(iii)                              a report of any material changes to the policies and procedures that comprise the Sub-Adviser’s Compliance Program;

(iv)                             a copy of the Sub-Adviser’s chief compliance officer’s report (or similar document(s) which serve the same purpose) regarding his or her annual review of the Sub-Adviser’s Compliance Program, as required by Rule 206(4)-7 under the Advisers Act; and

(v)                                 an annual (or more frequently as the Trust’s CCO may reasonably request) representation regarding the Sub-Adviser’s compliance with Paragraphs 10 and 11 of this Agreement.

(b)                               The Sub-Adviser shall also provide the Trust’s CCO with:

(i)                                     reasonable access to the testing, analyses, reports and other documentation, or summaries thereof, that the Sub-Adviser’s chief compliance officer relies upon to monitor the effectiveness of the implementation of the Sub-Adviser’s Compliance Program; and

(ii)                                  reasonable access, during normal business hours, to the Sub-Adviser’s facilities for the purpose of conducting pre-arranged on-site compliance related due diligence meetings with personnel of the Sub-Adviser.

12.                                 Confidentiality.

(a)                                  Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential (i) any “non-public personal information” about any “consumer” or “customer” of another party (as such terms are defined in the Securities and Exchange Commission’s Regulation S-P); (ii) all information, books, records, and data supplied by one party to another party in connection with the negotiation or carrying out of this Agreement; and (iii) any other information reasonably identified as confidential in writing by the party providing the information (collectively referred to as “Confidential Information”). Each party agrees not to disclose, disseminate or utilize another party’s Confidential Information except: (i) as permitted by this Agreement; (ii) upon the written consent of such party; (iii) when the Confidential Information comes into the public domain through no fault of the party receiving the information; or (iv) as otherwise required or permitted under applicable law. Further, each party may disclose or provide access to its responsible employees, or other persons providing the services under this Agreement, who reasonably have a need to know and may make copies of Confidential Information only to the extent reasonably necessary to carry out its obligations hereunder or conduct its business as contemplated hereby.

(b)                                 The Adviser acknowledges that it has been exposed, and may have ongoing access, to certain proprietary and Confidential Information regarding the Sub-Adviser’s investment management strategies, and the Adviser shall not use such propriety or Confidential Information other than in connection with the performance of its duties and responsibilities pursuant to this Agreement and the Advisory Agreement.

(c)                                  Both parties acknowledge that a breach by one party of any of the provisions of this Paragraph 12 may cause irreparable harm to the other party for which money damages would not adequately compensate and, therefore, the parties agree that, in the event of such a breach, such other party will be entitled to injunctive relief, as well as such other relief as any court of competent jurisdiction deems appropriate for redress of any such breach.

13.                               Use of Name. Both parties acknowledge that the entry into this Agreement involves the reciprocal use of each other’s names, trade names, trademarks, service marks and/or logos (“Marks”) in certain circumstances; provided, however, that:

(a)                                  Neither party shall use the Marks of the other in any documentation, advertising, marketing pieces or written materials of any kind or under any circumstances unless the parties enter into a separate licensing agreement regarding each party’s use of the Marks (“Trademark License Agreement”); provided, however, that a Trademark License Agreement is not required when the Sub-Adviser’s Marks are used (a) as required by applicable law, rule or regulation, in the Prospectus of the Fund or in Fund shareholder reports solely to identify the Sub-Adviser as a sub-adviser to the Fund; (b) in Adviser communications; provided, that the information regarding the Sub-Adviser contained in such communications is limited to information disclosed in materials provided by the Sub-Adviser to the Adviser or such other information specifically approved by the Sub-Adviser for such purpose; or (c) as may be otherwise specifically approved in writing by the Sub-Adviser prior to use.

(b)                                 Each party shall obtain prior written authorization from the other party, such authorization not to be unreasonably withheld, for the use of such party’s Marks in any audio or visual advertising or promotional campaign, in the financial or other press or in any other way whatsoever, except for uses covered by Paragraph 13(a) or pursuant to the Trademark License Agreement.

(c)                                  Each party undertakes to take, and bear its own costs relating to taking, all appropriate measures to ensure that the provisions of this Paragraph 13 are observed.

(d)                                 Both parties acknowledge that a breach by one party of any of the provisions of this Paragraph 13 may cause irreparable harm to the other party for which money damages would not adequately compensate and, therefore, the parties agree that, in the event of such a breach, such other party will be entitled to injunctive relief, as well as such other relief as any court of competent jurisdiction deems appropriate for redress of any such breach.

14.                               Governing Law. This Agreement shall be governed by the internal laws of the Commonwealth of Massachusetts, without regard to conflict of law principles; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

15.                               Severability. Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

16.                               Notice. Any notice, advice or report to be given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid addressed by the party giving notice to the other party at the last address furnished by the other party:

To the Adviser at:	SEI Investments Management Corporation
One Freedom Valley Drive
Oaks, PA 19456
Attention: Legal Department

To the Trust’s CCO at:	SEI Investments Management Corporation
One Freedom Valley Drive
Oaks, PA 19456
Attention: Russ Emery

To the Sub-Adviser at:	Fidelity International Investment Advisors
Pembroke Hall
42 Crow Lane
Pembroke, Bermuda HM19
Attention: Caitlin Curtis

17.                               Amendment of Agreement. This Agreement may be amended only by written agreement of the Adviser and the Sub-Adviser and only in accordance with the provisions of the 1940 Act and the rules and regulations promulgated thereunder.

18.                               Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the Fund, and supersedes all prior agreements and understandings relating to this Agreement’s subject matter as it pertains to the Fund. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

In the event the terms of this Agreement are applicable to more than one portfolio of the Trust (for purposes of this Paragraph 18, each a “Fund”), the Adviser is entering into this Agreement with the Sub-Adviser on behalf of the respective Funds severally and not jointly, with the express intention that the provisions contained in each numbered paragraph hereof shall be understood as applying separately with respect to each Fund as if contained in separate agreements between the Adviser and Sub-Adviser for each such Fund. In the event that this Agreement is made applicable to any additional Funds by way of a Schedule executed subsequent to the date first indicated above, provisions of such Schedule shall be deemed to be incorporated into this Agreement as it relates to such Fund so that, for example, the execution date for purposes of Paragraph 9 of this Agreement with respect to such Fund shall be the execution date of the relevant Schedule.

19.                               Survival. The provisions of Paragraph 8 (Indemnification), Paragraph 12 (Confidentiality), Paragraph 13 (Use of Name), Paragraph 14 (Governing Law) and Paragraph 19 (Survival) of this Agreement shall survive termination of this Agreement.

20.                               Headings. The headings and captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

21.                               Miscellaneous.

(a)                                  A copy of the Declaration of Trust is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders of the Fund or the Trust.

(b)                                 Where the effect of a requirement of the 1940 Act or Advisers Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first written above.

SEI Investments Management Corporation	Fidelity International Investment Advisors

By:	By:
/s/ Timothy D. Barto	/s/ Allan Peluang

Name:	Name:
Timothy D. Barto	Allan Peluang

Title:	Title:
Vice President & Secretary	Director

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Fidelity International Investment Advisors

As of March 21, 2007

SEI INSTITUTIONAL INTERNATIONAL TRUST

International Fixed Income Fund

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Fidelity International Investment Advisors

As of March 21, 2007

Pursuant to Paragraph 6, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional International Trust

International Fixed Income Fund	x.xx	%

Agreed and Accepted:

SEI Investments Management Corporation	Fidelity International Investment Advisors

By:	By:
/s/ Timothy D. Barto	/s/ Allan Peluang

Name:	Name:
Timothy D. Barto	Allan Peluang

Title:	Title:
Vice President & Secretary	Director